Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE

This SEVENTH SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of January 17, 2025, by and among Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (the “RCS”) under number B 153.582 (the “Company”), Trinseo Materials Finance, Inc., a Delaware corporation (“Trinseo Finance” and, together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of Trinseo Finance, Trinseo Materials Operating S.C.A., a partnership limited by shares (société en commandite par actions) organized and established under the laws of the Grand Duchy of Luxembourg (which, in connection with the Sixth Supplemental Indenture referenced herein, converted into a private limited liability company (société à responsabilité limitée) and merged with and into the Issuer on December 13, 2024) (the “Predecessor Issuer”) , the Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of March 24, 2021 (as amended, supplemented, waived or otherwise modified, including by that certain First Supplemental Indenture, dated as of May 3, 2021, by and among Altuglas LLC, as Guarantor, Trinseo Finance, the Predecessor Issuer and the Trustee, that certain Second Supplemental Indenture, dated as of August 27, 2021, by and among Trinseo Services Ireland Limited, as Guarantor, Trinseo Finance, the Predecessor Issuer and the Trustee, that certain Third Supplemental Indenture, dated as of November 5, 2021, by and among Aristech Surfaces LLC, as Guarantor, Trinseo Finance, the Predecessor Issuer and the Trustee, that certain Fourth Supplemental Indenture, dated as of December 20, 2022, by and among Trinseo Ireland Global IHB Limited, as Guarantor, Trinseo Finance, the Predecessor Issuer and the Trustee, that certain Fifth Supplemental Indenture, dated as of April 12, 2023, by and among Heathland B.V., as Guarantor, Trinseo Finance, the Predecessor Issuer and the Trustee, and that certain Sixth Supplemental Indenture, dated as of December 13, 2024, by and among the Predecessor Issuer, Trinseo Finance, the Company, the Trustee and the Guarantors, the “Indenture”), providing for the issuance of $450.0 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “Initial Notes”) (the Initial Notes and any Additional Notes are collectively referred to as the “Notes”);

WHEREAS, Section 9.2 of the Indenture provides that, subject to certain exceptions, any provision of the Indenture may be amended or supplemented, including to release any Guarantor from its Note Guarantee, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, the Issuers distributed a Confidential Offering Memorandum and Consent Solicitation Statement, dated December 16, 2024 (the “Offering Memorandum”) to the Holders of the Notes, in order to, among other things, and subject to the terms and conditions set forth in the Offering Memorandum, solicit consents from the Holders to certain amendments to the Indenture described in the Offering Memorandum (the “Proposed Amendments”), including the release of all Guarantors from their Note Guarantees (the “Guarantor Release”), in connection with an exchange offer for the Notes (the “Exchange Offer”);

WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes have validly delivered, and not validly revoked, in the Exchange Offer the Requisite Consents to the adoption of the Proposed Amendments, including the Guarantor Release, effected by this Supplemental Indenture in accordance with the provisions of the Indenture, as evidenced by the Officer’s Certificate delivered to the Trustee in connection with this Supplemental Indenture;

WHEREAS, in accordance with the Indenture, the Issuers have delivered to the Trustee an Opinion of Counsel with respect to this Supplemental Indenture and the Issuers have complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture;

WHEREAS, having received the Requisite Consents pursuant to Section 9.2 of the Indenture, the Trustee, the Issuers and the Guarantors are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Issuers have requested and hereby request that the Trustee join them in the execution of this Supplemental Indenture, and all acts and all things necessary to make this Supplemental Indenture a valid amendment of, and supplement to, the Indenture have been done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.       Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AMENDMENTS

SECTION 2.1.       Amendments.

(a)            The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and clauses shall be of no further force and effect, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

•	Section 3.2 (Limitation on Indebtedness);

•	Section 3.3 (Limitation on Restricted Payments);

•	Section 3.4 (Limitation on Restrictions on Distributions from Restricted Subsidiaries);

•	Section 3.5 (Limitation on Sales of Assets and Subsidiary Stock);

•	Section 3.6 (Limitation on Liens);

•	Section 3.7 (Limitation on Guarantees);

•	Section 3.8 (Limitation on Affiliate Transactions);

•	Section 3.9 (Change of Control);

•	Section 3.10 (Reports);

•	Section 3.12 (Maintenance of Office or Agency);

•	Section 3.14 (Payment of Taxes);

•	Section 3.15 (Payment for Consent);

•	Section 3.16 (Compliance Certificate);

•	Section 3.17 (Further Instruments and Acts);

•	Section 3.18 (Conduct of Business);

•	Section 3.20 (Designation of Restricted and Unrestricted Subsidiaries);

•	Section 3.21 (Suspension of Certain Covenants);

•	Section 3.22 (Trinseo Finance);

•	Clauses (a)(2), (a)(3) and (e)(3)(ii)(B) of Section 4.1 (Merger and Consolidation);

•	Clauses (3) through (6), inclusive, of Section 6.1 (Events of Default);

•	Clauses (4) through (7), inclusive, of Section 8.4 (Conditions to Legal or Covenant Defeasance); and

•	Article X (Guarantee).

(b)            Notwithstanding anything to the contrary, any termination or release of any Note Guarantee by any Guarantor, and any related documents and filings, including, but not limited to, any acknowledgements, side-letters, terminations, releases and other agreements, in order to effectuate or evidence the Guarantor Release shall be permitted under the Indenture. The Trustee hereby acknowledges and agrees that all of the Note Guarantees of the Guarantors pursuant to the Indenture or the other Note Documents are automatically released and terminated.

(c)            Notwithstanding anything to the contrary, each of the UnSub Designation Transaction and the incurrence of the OpCo Super-Priority Revolver Facility (each as defined in the Offering Memorandum) shall be permitted under the Indenture and the other Note Documents.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.       Effectiveness. This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Issuers, the Guarantors and the Trustee; provided that the amendments to the Indenture set forth in Article II herein shall not be operative unless and until the Notes representing the Requisite Consents that are validly tendered and accepted for exchange by the Issuers pursuant to the Exchange Offer have been paid for in accordance with the terms of the Offering Memorandum.

SECTION 3.2.       Successors. All agreements of the Issuers and the Guarantors in the Indenture, this Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in the Indenture and this Supplemental Indenture shall bind its successors.

SECTION 3.3.       Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE APPLICATION OF ARTICLES 470-1 TO 470-19 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915, AS AMENDED (THE “LUXEMBOURG COMPANIES LAW”) ARE EXPRESSLY EXCLUDED. THE PROVISIONS UNDER SECTION 13.10 OF THE INDENTURE IN RESPECT OF SUBMISSION TO JURISDICTION SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.

SECTION 3.5.       Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.6.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.7.       The Trustee. The Trustee makes no representation or warranty as to the validity, adequacy or sufficiency of this Supplemental Indenture or with respect to the recitals or statements contained herein, all of which recitals are made solely by the other parties hereto, and the Trustee assumes no responsibility for their correctness.

SECTION 3.8.       Counterparts.

(a)            The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

(b)            The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

(c)            Anything in this Supplemental Indenture or the Note to the contrary notwithstanding, for the purposes of the transactions contemplated by this Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture or the Notes (including the Notes and amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Issuer Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

SECTION 3.9.       Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRINSEO HOLDING S.À R.L.

By:	/s/ David Stasse
Name: David Stasse
Title: Manager

TRINSEO MATERIALS FINANCE, INC.

By:	/s/ David Stasse
Name: David Stasse
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Glenn Kunak
Name: Glenn Kunak
Title: Vice President

TRINSEO (HONG KONG) LIMITED, as a Guarantor

EXECUTED and DELIVERED as a DEED by TRINSEO (HONG KONG) LIMITED 盛禧奧（香港）有限公司 and SIGNED by ,

/s/ Stephen (Chin Brown) Leong
[Signature of Director]
Stephen (Chin Brown) Leong

/s/ Martin (Fung) Chan
[Signature of Director]
Martin (Fung) Chan

In the presence of:

/s/ Alice Chong
[Signature of Witness]

Name of Witness: Alice Chong
Address of Witness: [***]
Occupation of Witness: Administrative Specialist

Given under the common seal of

TRINSEO FINANCE IRELAND UNLIMITED COMPANY, as Guarantor

and delivered as a DEED

/s/ Seamus McCormack
Seamus McCormack
Director

/s/ Cristina Capacchietti
Cristina Capacchietti
Director

TRINSEO HOLDING B.V., as Guarantor

By:	/s/ Han Hendricks
Name: Han Hendricks
Title: Managing Director

TRINSEO NETHERLANDS B.V., as Guarantor

/s/ Marius Cornelis van den Eijkel
By: Marius Cornelis van den Eijkel
Title: Director

Executed and Delivered as a Deed for and
on behalf of TRINSEO HOLDINGS
ASIA PTE. LTD.

By Cai Dongyu, as director and	/s/ Cai Dongyu
Director

In the presence of:

Sim Bee Leng	/s/ Sim Bee Leng
Name:	Signature of Witness

TRINSEO EUROPE GMBH, as Guarantor

By:	/s/ Arthas (Bing) Yang
Name: Arthas (Bing) Yang
Title: Director

TRINSEO EXPORT GMBH, as Guarantor

By:	/s/ Arthas (Bing) Yang
Name: Arthas (Bing) Yang
Title: Director

TRINSEO US HOLDING, INC., as Guarantor

By:	/s/ David Stasse
Name: David Stasse
Title: Executive Vice President and Chief Financial Officer

TRINSEO LLC, as Guarantor

By:	/s/ David Stasse
Name: David Stasse
Title: Executive Vice President and Chief Financial Officer

HEATHLAND B.V., as Guarantor

By:	/s/ Han Hendricks
Name: Han Hendricks
Title: Managing Director

SIGNED AND DELIVERED as a deed for and on behalf of TRINSEO IRELAND GLOBAL IHB LIMITED by its lawfully appointed attorney

/s/ Seamus McCormack
Seamus McCormack

In the presence of:
Signature
/s/ Angela Torti
Witness (Signature)

Angela Torti
Print Name

[***]
Print Address

Administrative Specialist
Witness Occupation

ARISTECH SURFACES LLC, as a Guarantor

By:	/s/ David Stasse
Name: David Stasse
Title: Executive Vice President and Chief Financial Officer

SIGNED AND DELIVERED as a deed for and on behalf of TRINSEO SERVICES IRELAND LIMITED by its lawfully appointed attorney

/s/ Seamus McCormack
Seamus McCormack

In the presence of:
Signature
/s/ Angela Torti
Witness (Signature)

Angela Torti
Print Name

[***]
Print Address

Administrative Specialist
Witness Occupation

SIGNED AND DELIVERED as a deed for and on behalf of TRINSEO IRELAND HOLDINGS LIMITED by its lawfully appointed attorney

/s/ Seamus McCormack
Seamus McCormack

In the presence of:
Signature
/s/ Angela Torti
Witness (Signature)

Angela Torti
Print Name

[***]
Print Address

Administrative Specialist
Witness Occupation

ALTUGLAS LLC, as a Guarantor

By:	/s/ David Stasse
Name: David Stasse
Title: Executive Vice President and Chief Financial Officer